EXHIBIT 10.49

                         PROFESSIONAL SERVICES AGREEMENT


This Agreement is entered into this 2nd day of April, 1998, by and between WATERMARC FOOD MANAGEMENT CO., a Texas corporation, with offices located at 11111 Wilcrest Green, Suite 350, Houston, Texas 77042 (hereinafter called "Company"), and Darrin Straughan, with offices located at 11111 Katy Freeway, Suite 700, Houston, Texas 77079 (hereinafter called "Consultant").


                                   WITNESSETH


That for and in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Consultant shall provide the following Professional Services in accordance with the terms and conditions of this Agreement:

      Operational consulting services to Company and its subsidiaries.

2. As compensation for the above-referenced services, Company shall issue to Consultant stock options to purchase One Hundred Thousand (100,000) shares of the Company's Common Stock at an exercise price of $.14 per share vesting over a period of three (3) years in the following manner: 33,000 shares on April 2, 1999, an additional 33,000 shares on April 2, 2000, and the remainder of 34,000 on April 2, 2001.

3. Consultant warrants that it will perform the Professional Services with the highest degree of care and skill practiced by other members of Consultant's profession performing similar Professional Services.

4. Consultant agrees that any writings, specifications or other documents used in or generated by the conduct of the Professional Services are works made for hire, prepared at the request of Company for the sole use of Company and paid for by Company, and, as such, all copyrights and other proprietary rights in said writings, specifications or other documents belong exclusively to and are expressly reserved and owned by Company. Consultant shall keep such information, and all other information obtained by it or provided to it by Company regarding the Company's business, including but not limited to trade secrets and proprietary information, confidential and shall not release any such information to third parties at any time during or after the term of this Agreement. At the end of this Agreement, Consultant shall return all of Company's property which is then in its possession to Company.

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5. Consultant shall do and perform the Professional Services required hereunder as an independent contractor. Nothing in this Agreement shall be construed as establishing or creating a relationship of master and servant or principal and agent between Company and Consultant. Consultant shall not have the authority to contractually bind, obligate or otherwise make any agreements for or on behalf of Company.

6. Consultant agrees to perform all Professional Services in accordance with all applicable federal, state and local laws, regulations and ordinances.

7. This Agreement is personal to Consultant and Consultant shall not assign or subcontract this Agreement or any part thereof nor assign to any other person or persons all or part of the remuneration due or which may become due to Consultant hereunder.

8. This Agreement represents the entire agreement between the parties and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may only be amended by a written agreement signed by both parties.

9. This Agreement shall have an initial term of three (3) years from the date hereof, but may be terminated by either party at any time with or without cause upon the giving of prior written notice to the other party. If this Agreement is terminated by either party for any reason prior to the expiration of the initial term, any stock options not fully vested at the time of termination shall expired pursuant to the terms of the Stock Option Agreement executed contemporaneously herewith.

10. If any one or more provisions of this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. This Agreement shall be construed and governed in accordance with the laws of the State of Texas.

This Agreement is entered into on the date first written above.


WATERMARC FOOD MANAGEMENT CO.                   DARRIN STRAUGHAN
-----------------------------                   -----------------
Company                                         Consultant


By: /s/ GHULAM M. BOMBAYWALA                    /s/ DARRIN STRAUGHAN
        Ghulam M. Bombaywala

Title: President